Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. ANNOUNCES EARNINGS FOR 2016

BLACKSBURG, VA, FEBRUARY 23, 2017:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced its results of operations for the three and twelve months ended December 31, 2016. The Company reported net income of $14.94 million for the twelve months ended December 31, 2016, a decrease from the $15.83 million earned in 2015. The 2016 return on average assets and return on average equity were 1.24% and 8.30%, respectively. Basic earnings per share in 2016 were $2.15. National Bankshares, Inc. ended 2016 with total assets of $1.23 billion.

“In 2016 we celebrated National Bank’s 125th year as a community bank, and we’re extremely thankful to the customers, shareholders, employees and directors, past and present, who have helped us reach this milestone,” said National Bankshares Chairman, President and CEO James G. Rakes. “The low interest rate environment in 2016 continued to reduce margins and earnings. Despite this challenge, we focused on what we can control. We steadily grew our loan and deposit base by seeking out quality credits and providing superior customer service, while investing in the people and technology that will best position us for future growth.”

“We were pleased to share a dividend of $1.16 per share with our stockholders in 2016, an increase over the $1.14 per share dividend awarded in 2015,” continued Rakes. “We feel very privileged to be a part of National Bank’s 125-year history, and we are dedicated to serving our customers, communities and shareholders for many years to come.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 26 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	December 31, 2016	December 31, 2015
Assets
Cash and due from banks	$13,974	$12,152
Interest-bearing deposits	80,268	130,811
Federal funds sold	---	---
Securities available for sale, at fair value	304,282	236,131
Securities held to maturity	134,957	152,028
Restricted stock	1,170	1,129
Total securities	440,409	389,288
Mortgage loans held for sale	478	634
Loans:
Loans, net of unearned income and deferred fees	647,752	619,008
Less: allowance for loan losses	(8,300)	(8,297)
Loans, net	639,452	610,711
Premises and equipment, net	8,853	9,020
Accrued interest receivable	5,260	5,769
Other real estate owned	3,156	4,165
Intangible assets and goodwill	5,966	6,224
Bank-owned life insurance	22,998	22,401
Other assets	13,128	12,344
Total assets	$1,233,942	$1,203,519

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$171,946	$166,453
Interest-bearing demand deposits	605,226	569,787
Savings deposits	96,829	90,236
Time deposits	169,441	192,383
Total deposits	1,043,442	1,018,859
Other borrowed funds	---	---
Accrued interest payable	55	56
Other liabilities	12,182	12,490
Total liabilities	1,055,679	1,031,405

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,957,974 shares at December 31, 2016 and December 31, 2015	8,698	8,698
Retained earnings	178,224	171,353
Accumulated other comprehensive loss, net	(8,659)	(7,937)
Total stockholders' equity	178,263	172,114
Total liabilities and stockholders' equity	$1,233,942	$1,203,519

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ending		Twelve Months Ending
($ in thousands, except for share and per share data)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Interest Income
Interest and fees on loans	$7,333	$7,560	$29,365	$30,446
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	123	81	532	254
Interest on securities - taxable	1,285	1,652	5,910	6,776
Interest on securities - nontaxable	1,256	1,343	5,123	5,438
Total interest income	9,997	10,636	40,930	42,914
Interest Expense
Interest on time deposits	223	290	988	1,233
Interest on other deposits	793	746	3,178	2,950
Interest on borrowed funds	---	---	---	---
Total interest expense	1,016	1,036	4,166	4,183
Net interest income	8,981	9,600	36,764	38,731
Provision for loan losses	502	1,275	1,650	2,009
Net income after provision for loan losses	8,479	8,325	35,114	36,722
Noninterest Income
Service charges on deposit accounts	680	574	2,458	2,250
Other service charges and fees	47	51	212	215
Credit card fees	996	1,018	3,798	3,861
Trust Income	339	327	1,346	1,229
Bank-owned life insurance	150	152	597	603
Other income	247	332	1,289	1,295
Realized securities gain, net	33	28	232	33
Total noninterest income	2,492	2,482	9,932	9,486
Noninterest Expense
Salaries and employee benefits	3,078	3,089	12,792	12,522
Occupancy and furniture and fixtures	461	436	1,849	1,743
Data processing and ATM	556	427	2,186	1,657
FDIC assessment	55	138	476	546
Credit card processing	733	706	2,782	2,692
Intangibles and goodwill amortization	39	192	257	999
Net cost of other real estate owned	293	53	472	608
Franchise taxes	322	329	1,296	1,288
Other operating expenses	1,073	901	4,042	3,580
Total noninterest expense	6,610	6,271	26,152	25,635
Income before income tax expense	4,361	4,536	18,894	20,573
Income tax expense	891	978	3,952	4,740
Net Income	$3,470	$3,558	$14,942	$15,833
Basic net income per share	$0.50	$0.51	$2.15	$2.28
Fully diluted net income per share	$0.50	$0.51	$2.15	$2.28
Weighted average number of common shares outstanding
Basic	6,957,974	6,957,213	6,957,974	6,953,849
Diluted	6,957,974	6,959,049	6,957,974	6,957,094
Dividends declared per share	$0.61	$0.61	$1.16	$1.14
Dividend payout ratio	---	---	54.02%	50.09%
Book value per share	---	---	$25.62	$24.74

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	December 31, 2016	December 31, 2015
Net income	$3,470	$3,558
Other Comprehensive Income (Loss), net of tax
Unrealized holding loss on available for sale securities net of tax of ($2,845)in 2016 and ($237) in 2015	(5,285)	(440)
Reclassification adjustment for gain included in net income, net of tax of ($12) in 2016 and ($10) in 2015	(21)	(18)
Net pension gain (loss) arising during the period, net of tax of $132 in 2016 and ($597) in 2015	271	(1,108)
Less: amortization of prior service cost included in net periodic pension cost net of tax of ($38) in 2016 and ($38) in 2015	(72)	(72)
Other comprehensive loss, net of tax of ($2,763) in 2016 and ($882) in 2015	$(5,107)	$(1,638)
Total Comprehensive Income (Loss)	$(1,637)	$1,920

	Twelve Months Ended
($ in thousands)	December 31, 2016	December 31, 2015
Net Income	$14,942	$15,833
Other Comprehensive Income (Loss), Net of Tax
Unrealized holding loss on available for sale securities net of tax of ($431) in 2016 and ($571) in 2015	(800)	(1,064)
Reclassification adjustment for gain included in net income, net of tax of ($65) in 2016 and ($12) in 2015	(121)	(21)
Net pension gain (loss) arising during the period net of tax of $132 in 2016 and ($597) in 2015	271	(1,108)
Less: amortization of prior service cost included in net periodic pension cost net of tax of ($38) in 2016 and ($38) in 2015	(72)	(72)
Other comprehensive loss, net of tax of ($402) in 2016 and ($1,218) in 2015	$(722)	$(2,265)
Total Comprehensive Income	$14,220	$13,568

Key Ratios and Other Data

(Unaudited)

($ in thousands)	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
Average Balances	2016	2015	2016	2015
Cash and due from banks	$11,825	$12,166	$11,401	$11,672
Interest-bearing deposits	90,581	111,162	102,819	96,677
Securities available for sale, at fair value	287,754	223,245	278,731	222,937
Securities held to maturity	136,372	152,977	141,023	155,747
Restricted stock	1,170	1,129	1,161	1,121
Mortgage loans held for sale	645	861	585	802
Gross Loans	637,821	624,754	622,486	620,594
Loans, net	628,702	615,801	613,366	611,554
Intangible assets	5,989	6,319	6,068	6,707
Total assets	1,215,267	1,172,071	1,206,745	1,155,594
Total deposits	1,019,896	989,853	1,013,787	976,597
Other borrowings	---	---	---	---
Stockholders' equity	182,598	174,258	180,047	171,732
Interest-earning assets	1,153,744	1,116,759	1,145,329	1,099,517
Interest-bearing liabilities	847,362	822,540	843,443	816,768

Financial Ratios
Return on average assets	1.14%	1.20%	1.24%	1.37%
Return on average equity	7.56%	8.10%	8.30%	9.22%
Net interest margin	3.39%	3.74%	3.51%	3.86%
Net interest income-fully taxable equivalent	$9,818	$10,514	$40,201	$42,394
Efficiency ratio	53.70%	48.25%	52.17%	49.41%
Average equity to average assets	15.03%	14.87%	14.92%	14.86%

Allowance for Loan Losses
Beginning balance	$8,301	$8,117	$8,297	$8,263
Provision for losses	502	1,275	1,650	2,009
Charge-offs	(539)	(1,118)	(1,806)	(2,120)
Recoveries	36	23	159	145
Ending balance	$8,300	$8,297	$8,300	$8,297

Asset Quality Data

(Unaudited)

($ in thousands)	December 31, 2016	December 31, 2015
Nonperforming Assets
Nonaccrual loans	$1,168	$2,043
Nonaccrual restructured loans	4,687	4,639
Total nonperforming loans	5,855	6,682
Other real estate owned	$3,156	$4,165
Total nonperforming assets	$9,011	$10,847
Accruing restructured loans	3,769	8,814
Loans 90 days or more past due	$63	$156

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.38%	1.74%
Allowance for loans losses to total loans	1.28%	1.34%
Allowance for loan losses to nonperforming loans	141.76%	124.17%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.01%	0.03%